Exhibit 5.1

Jonathan D. Leinwand, P.A.	18305 Biscayne Blvd. Suite 200 Aventura, FL 33160 Tel: (954) 903-7856 Fax: (954) 252-4265 E-mail: jonathan@jdlpa.com

June 17, 2022

Life Clips Inc.

2875 Northeast 191 Street

Suite 500 - #218

Aventura, FL

Re:	Registration Statement on Form S-1

To Whom It May Concern:

We have acted as counsel to Life Clips, Inc., a Wyoming corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), covering the resale of up to an aggregate of 510,000,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”), by Mastiff Group, LLC (the “Selling Stockholder”), that may be issued and sold to the Selling Stockholder from time to time by the Company, pursuant to the Purchase Agreement, dated March 16, 2021, between the Company and the Selling Stockholder (the “Purchase Agreement”), as described in the prospectus forming a part of the Registration Statement (the “Prospectus”).

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic, and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; and (v) the certificates or other documents representing the Shares will be duly executed and delivered. We have further assumed that the Company will have sufficient authorized, unissued and otherwise unreserved shares of Common Stock available for issuance at the time of each issuance of Shares pursuant to the Purchase Agreement.

We have not independently established the validity of the foregoing assumptions. We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that the Shares have been duly authorized by the Company and when issued and delivered against payment therefor as provided in the Purchase Agreement, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the Federal laws of the United States and the Wyoming Business Corporation Act, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and sale of the Securities.

This opinion letter is delivered to you in connection with the filing of the Registration Statement. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

This opinion is rendered solely for your benefit and may not be relied upon by any person or entity other than the addressee hereof. Without our prior written consent, except in a legal proceeding regarding the contents hereof, this opinion may not be quoted in whole or in part or otherwise referred to in any report or document furnished to any person or entity. This opinion is limited to the matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly so stated. We disclaim any requirement to update this opinion subsequent to the date hereof or to advise you of any change in any matter set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of Common Stock” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very Truly Yours,

JONATHAN D. LEINWAND, P.A

/s/Jonathan D. Leinwand, P.A.

Jonathan D. Leinwand, P.A.

18305 Biscayne Blvd., Suite 200 • Aventura, FL 33160